                 AMENDMENT TO PARTICIPATION AGREEMENT


     This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of the 1st day of December, 2007, by and among MINNESOTA LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Fund"), MORGAN STANLEY DISTRIBUTION, INC. (the "Underwriter"), and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the "Adviser").

     WHEREAS, the Company, the Fund, the Underwriter and the Adviser have entered into a Participation Agreement dated as of June 1, 2007, as such agreement may be amended from time to time (the "Participation Agreement"); and

     WHEREAS, the Company, the Fund, the Underwriter, and the Adviser wish to amend the Participation Agreement in certain respects.

     NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter, and the Adviser agree to amend the Participation Agreement as follows:

     1. Schedule A of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule A.

     2. Schedule B of the Participation Agreement is unchanged but restated in its entirety in the attached Schedule B.

     3. Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

     4. This Amendment may be amended only by written instrument executed by each party hereto.

     5.  This Amendment shall be effective as of the date written above.

              [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

MINNESOTA LIFE INSURANCE COMPANY


By:
   -----------------------------
   Name:
   Title:


THE UNIVERSAL INSTITUTIONAL FUNDS, INC.


By:
   -----------------------------
   Name:  Ronald E. Robison
   Title: President


MORGAN STANLEY DISTRIBUTION, INC.


By:
   -----------------------------
   Name:  Michael P. Kiley
   Title: President


MORGAN STANLEY INVESTMENT MANAGEMENT INC.


By:
   -----------------------------
   Name:  Ronald E. Robison
   Title: Managing Director

                          SCHEDULE A

          SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

                                                FORM NUMBER AND NAME OF
NAME OF SEPARATE ACCOUNT                        CONTRACT FUNDED BY SEPARATE ACCOUNT
------------------------                        -----------------------------------
Variable Annuity Account                        MultiOption Advisor Variable Annuity (02-70067)
                                                (B Class, C Class and L Class)

                                                MultiOption Legend Variable Annuity (06-70139)

                                                MultiOption Extra Variable Annuity (06-70147
                                                Rev. 8-2007)

Minnesota Life Individual Variable              Minnesota Life Accumulator Variable Universal
Universal Life Account                          Life Policy (07-660)

                                    SCHEDULE B

                     PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
                     FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT


               Emerging Markets Equity Portfolio - Class II Shares
                   Mid Cap Value Portfolio - Class II Shares

                                        B-1